Exhibit 99.2

Pro forma Condensed Consolidated Financial Statements

Hudson Technologies, Inc. and Subsidiaries

As of and for the Nine Months Ended September 30, 2017, and for the 12 Months ended December 31, 2016

HUDSON TECHNOLOGIES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On October 10, 2017, Hudson Technologies, Inc. and Subsidiaries (“Hudson” or the “Company”) and its wholly-owned subsidiary, Hudson Holdings, Inc. (“Holdings”) completed the acquisition (the “Acquisition”) from Airgas, Inc. (“Airgas”) of all of the outstanding stock of Airgas-Refrigerants, Inc., a Delaware corporation (“ARI”). On October 11, 2017, ARI changed its name to Aspen Refrigerants, Inc. (“Aspen”).

At closing, Holdings paid net cash consideration to Airgas of approximately $209 million, which includes preliminary post-closing adjustments relating to: (i) changes in the net working capital of ARI as of the closing relative to a net working capital target, (ii) the actual amount of specified types of R-22 refrigerant inventory on hand at closing relative to a target amount thereof, and (iii) other consideration pursuant to the Stock Purchase Agreement.

The cash consideration paid by Holdings at closing was financed with available cash balances, plus $80 million of borrowings under an enhanced asset based lending facility of $150 million from PNC Bank and a new term loan of $105 million from funds advised by FS Investments and sub-advised by GSO Capital Partners LP.

Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Hudson and ARI, after giving effect to the cash paid and financing used to consummate the acquisition of ARI as well as certain pro forma adjustments.

The unaudited pro forma consolidated balance sheet as of September 30, 2017 is presented as if the acquisition occurred on September 30, 2017. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2017 and the 12 months ended December 31, 2016 are based on the historical consolidated statements of operations of Hudson, except as noted below, and ARI and give pro forma effect assuming the transaction occurred at the beginning of the earliest period presented. During the third quarter of 2017, the Company changed its presentation of its Consolidated Statements of Operations to more closely align its results with the acquisition of ARI. Certain balances in Selling and Marketing, and General and Administrative expenses have been reclassified to conform to the current presentation of Selling, general and administrative expenses, and Amortization.

The allocation of the purchase price of the Acquisition used in these unaudited pro forma consolidated financial statements is based upon the Company’s estimates and assumptions at the date of preparation, which have been made for the purpose of developing such pro forma consolidated financial statements. The purchase price allocation and related adjustments are preliminary and may change prior to the issuance of Hudson’s 2017 Annual Report on Form 10-K to be filed in 2018.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the historical financial statements and accompanying notes contained in the Hudson Technologies, Inc. Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 10, 2017, and Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017.  The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition been consummated as of the date indicated or of the results that may be obtained in the future.

Purchase Price and Purchase Price Allocation

The following table presents (in thousands) the estimated fair values of the net assets acquired and the excess of such net assets over the purchase price at Acquisition date:

Assets acquired	$135,090
Liabilities assumed	(13,636)
Inventory step up in basis	19,080
Fixed assets fair value adjustment	(355)
Customer relationships	29,660
Above market leases	567
Assembled workforce (Goodwill)	1,758
Goodwill (remaining balance)	36,805
$208,969

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Hudson Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2017

(in thousands, except per share data)

	Historical Hudson	Historical	Carve-Out	Historical Aspen Refrigerants, Inc.	Pro Forma		Pro Forma
Assets	Technologies	Aspen Refrigerants, Inc.(1)	Adjustment (2)	Standalone (3)	Adjustments		Consolidated
Current assets:
Cash and cash equivalents	$43,994	$157	$-	$157	$(23,969	)A	$20,182
Trade accounts receivable - net	13,948	16,001	-	16,001	-		29,949
Inventories	63,810	96,958	-	96,958	19,080	B	179,848
Prepaid expenses and other current assets	6,555	192	-	192	(74	)C	6,673
Total current assets	128,307	113,308	-	113,308	(4,963)		236,652

Property, plant and equipment, less accumulated depreciation	7,069	21,678	-	21,678	(355	)D	28,392
Deferred tax asset	1,874	-	-	-	-		1,874
Goodwill	856	87,895	(87,895)	-	38,563	E	39,419
Intangible assets, less accumulated amortization	2,935	4,876	(4,876)	-	30,227	E	33,162
Debt issuance costs (revolver)				-	2,382	C,F	2,382
Other assets	88	104	-	104	-		192
Total Assets	$141,129	$227,861	$(92,771)	$135,090	$65,854		$342,073

Liabilities and Stockholders' Equity
Current Liabilities:
Trade accounts payable	$8,528	$1,012	$-	$1,012	$-		$9,540
Accrued expenses and other current liabilities	2,589	1,473	-	1,473	8,649	F, I	12,711
Accrued payroll	824	-	-	-	-		824
Income taxes payable	1,115	-	-	-	-		1,115
Other current liabilities	-	11,123	-	11,123	-		11,123
Short-term debt and current maturities of long-term debt	97	-	-	-	80,000	G	80,097
Total current liabilities	13,153	13,608	-	13,608	88,649		115,410
Deferred tax liability	-	23,888	(23,888)	-	-		-
Other liabilities- noncurrent		28	-	28	-		28
Long-term debt, less current maturities and term loan debt issuance costs	83		-	-	105,000	G	105,083
Debt issuance costs (term loan)				-	(2,932	)C,F	(2,932)
Total Liabilities	13,236	37,524	(23,888)	13,636	190,717		217,589

Stockholders' equity:
Preferred stock, shares authorized 5,000,000:
Series A Convertible preferred stock, $0.01 par value ($100
liquidation preference value); shares authorized 150,000;
none issued or outstanding	-	-	-	-	-		-

Common stock, $0.01 par value; shares authorized 100,000,000;
issued and outstanding 42,039,452 and 41,465,820	420	-	-	-	-		420
Additional paid-in capital	113,540	-	-	-	-		113,540
Net parent investment		190,337	(68,883)	121,454	(121,454	)H	-
Retained earnings	13,933	-		-	(3,409	)I	10,524
Total Stockholders' Equity	127,893	190,337	(68,883)	121,454	(124,863)		124,484

Total Liabilities and Stockholders' Equity	$141,129	$227,861	$(92,771)	$135,090	$65,854		$342,073

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(1)	Reflects Aspen Refrigerants, Inc. historical unaudited balance sheet as of September 30, 2017.
(2)	Entry to remove historical Aspen Refrigerants, Inc. intangible, goodwill and deferred tax balances.
(3)	Represents the historical amounts related to the assets acquired and liabilities assumed from Aspen Refrigerants, Inc.

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Hudson Technologies, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2017

(Amounts in thousands, except per share amounts)

				Historical
	Historical Hudson		Carve-Out	Aspen Refrigerants, Inc.	Pro Forma		Pro Forma
	Technologies (1)	Aspen Refrigerants, Inc.(2)	Adjustment (3)	Standalone (4)	Adjustments		Consolidated

Revenues	$115,766	$112,382	$-	$112,382	$-		$228,148
Cost of sales	80,811	68,841	-	68,841	5,323	J	154,975
Gross profit	34,955	43,541	-	43,541	(5,323)		73,173

Operating expenses:
Selling, general and administrative	9,823	13,492	-	13,492	(2,387	)K, L	20,928
Amortization	364	1,343	(1,343)	-	1,854	M	2,218
Total Operating expenses	10,187	14,835	(1,343)	13,492	(533)		23,146

Operating income (loss)	24,768	28,706	1,343	30,049	(4,790)		50,027

Other income (expense):
Interest expense	(170)	(81)	-	(81)	(9,265	)N	(9,516)
Other income (expense)	-	13	-	13	-		13
Total other income (expense)	(170)	(68)	-	(68)	(9,265)		(9,503)

Income (loss) before income taxes	24,598	28,638	1,343	29,981	(14,055)		40,524

Income tax expense (benefit)	8,236	10,229	-	10,229	(5,341	)Q	13,124

Net income (loss)	$16,362	$18,409	$1,343	$19,752	$(8,714)		$27,400

Net income per common share - Basic	$0.39						$0.66
Net income per common share - Diluted	$0.38						$0.63

Weighted average number of shares outstanding - Basic	41,648,439						41,648,439
Weighted average number of shares outstanding - Diluted	43,173,427						43,173,427

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(1)	Reflects Hudson's unaudited Statement of Operations for the nine months ended September 30, 2017.

(2)	Reflect Aspen Refrigerants, Inc. unaudited Statement of Operations amounts reported for the nine months ended September 30, 2017 after reclassifications to conform to current Hudson presentation. Prior to these reclassifications, Aspen Refrigerants, Inc. reported Cost of sales (excluding depreciation) of $65,117, Selling, distribution and administrative expenses of $15,750 and Depreciation of $1,466 for the nine month period ended September 30, 2017.
(3)	Reflects adjustments to remove expenses related to historical Aspen Refrigerants, Inc. intangibles not assumed.
(4)	Represents the unaudited historical acquired company Statement of Operations for the nine months ended September 30, 2017.

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Hudson Technologies, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

12 Months Ended December 31, 2016

(Amounts in thousands, except per share amounts)

	Historical Hudson	Historical	Carve-Out	Historical Aspen Refrigerants, Inc.	Pro Forma		Pro Forma Consolidated
	Technologies (1)	Aspen Refrigerants, Inc.(2)	Adjustment (3)	Standalone (4)	Adjustments		Standalone

Revenues	$105,481	$134,145	$-	$134,145	$-		$239,626
Cost of sales	74,395	84,784	-	84,784	7,098	J	166,277
Gross profit	31,086	49,361	-	49,361	(7,098)		73,349

Operating expenses:
Selling, general and administrative	11,651	18,290	-	18,290	14	L	29,955
Amortization	488	1,844	(1,844)	-	2,472	M	2,960
Total Operating expenses	12,139	20,134	(1,844)	18,290	2,486		32,915

Operating income (loss)	18,947	29,227	1,844	31,071	(9,584)		40,434

Other income (expense):
Interest expense	(1,118)	(65)	-	(65)	(12,353	)N	(13,536)
Other income (expense)	(564)	8	-	8	-		(556)
Total other income (expense)	(1,682)	(57)	-	(57)	(12,353)		(14,092)

Income (loss) before income taxes	17,265	29,170	1,844	31,014	(21,937)		26,342

Income tax expense (benefit)	6,628	10,941	-	10,941	(8,336	)O	9,233

Net income (loss)	$10,637	$18,229	$1,844	$20,073	$(13,601)		$17,109

Net income per common share - Basic	$0.31						$0.50
Net income per common share - Diluted	$0.30						$0.48

Weighted average number of shares outstanding - Basic	34,104,476						34,104,476
Weighted average number of shares outstanding - Diluted	35,416,910						35,416,910

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(1)	Reflects Hudson's unaudited Statement of Operations for the 12 months ended December 31, 2016. The table below reconciles Operating Income between amounts previously reported to the current reporting format:

12 Months Ended December 31, 2016	As Reported	Reclassifications	As Adjusted
Revenue	$105,481	$-	$105,481
Cost of Sales (including depreciation)	74,395	-	74,395
Gross Profit	31,086	-	31,086

Selling and Marketing	4,310	(4,310)	-
General and Administrative	7,829	(7,829)	-
Selling, general and administrative	-	11,651	11,651
Amortization	-	488	488
Total Operating Expenses	$12,139	$-	$12,139

Operating Income	$18,947	$-	$18,947

(2)	Reflect Aspen Refrigerants, Inc. unaudited Statement of Operations amounts reported for the 12 months ended December 31, 2016 after reclassifications to conform to current Hudson presentation.
(3)	Reflects adjustments to remove expenses related to historical Aspen Refrigerants, Inc.'s intangibles not assumed.
(4)	Represents the unaudited historical acquired company Statement of Operations for the 12 months ended December 31, 2016.

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Hudson Technologies, Inc. and Subsidiaries

Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma consolidated balance sheet as of September 30, 2017:

A	Represents on-hand cash consideration paid by Hudson for the net assets acquired.
B	Represents the step up in inventory to reflect the estimated fair value resulting from purchase accounting.
C	Represents reclassification of debt issuance costs from prepaid expenses to Debt Issuance Costs (revolver).
D	Represents the adjustment of fixed assets to fair market value.
E	To record the fair value of goodwill and identifiable intangible assets arising from purchase accounting, including $29.7 million of customer relationships and $0.6 million of above market leases.
F	Represents the accrual of debt issuance costs of $5.3 million at the acquisition date. The debt issuance costs related to the revolving credit facility are reflected as an asset, and the debt issuance costs related to the term loan are recorded as a reduction of the term loan.
G	Represents financing obtained to fund the Acquisition, including $105 million of a term loan and $80 million drawn on a revolving line of credit facility.
H	Represents elimination of Aspen Refrigerants, Inc.'s equity.
I	Represents nonrecurring transaction fees related to the Acquisition.

The following adjustments have been reflected in the unaudited pro forma consolidated Statements of Operations for the Nine Months Ended September 30, 2017 and 12 Months Ended December 31, 2016, as though the Acquisition occurred as of the beginning of the earliest period presented herein:

J	To record the amortization of the step-up in inventory to its estimated fair value.
K	Represents the elimination of $2.4 million of nonrecurring transaction fees incurred during the first nine months of 2017.
L	To record the amortization of above market leases and effect of fair market adjustment of fixed assets.
M	To record the amortization of customer relationships on a straight-line basis over a 12 year useful life.
N	To record interest and amortization of deferred financing fees related to the financing of the Acquisition.
O	To record the tax effect of the proforma adjustments.

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